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                                                                    Exhibit 10
                         [S1 CORPORATION LETTERHEAD]

May 12, 2000

Gregg S. Freishtat
c/o VerticalOne Corporation
Two Concourse Parkway
Atlanta, GA 30328

      S1 Corporation ("S1") and you entered into a Letter Agreement dated September 23, 1999 in connection with the acquisition of VerticalOne Corporation by S1. This letter is to confirm that upon the closing of that acquisition, you received stock options to purchase 330,000 shares of S1 common stock rather than the options for 300,000 shares referenced in the Letter Agreement. This letter also is to confirm that on the closing date of that acquisition, you did not have any outstanding options to purchase VerticalOne common stock that were converted into options to purchase S1 common stock. Please indicate your confirmation of the matters described above by signing below and returning the original to Human Resources.


                                    Sincerely,

                                    /s/ Robert F. Stockwell

                                    Robert F. Stockwell
                                    Chief Financial Officer


Accepted May 12, 2000

/s/ Gregg S. Freishtat
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Gregg S. Freishtat




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